Exhibit 15.1

November 20, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 12, 2001 on our review of interim financial information of Global Marine Inc. for the period ended September 30, 2001 and included in Global Marine Inc.'s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statement on Form S-8 of GlobalSantaFe Corporation dated November 21, 2001.

Yours very truly,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP